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                              CENDANT CORPORATION
                            SIGNIFICANT SUBSIDIARIES

                                                                    STATE OF
                    SUBSIDIARY                                    INCORPORATION

Cendant Operations, Inc.                                                DE
HFS Car Rental Holdings, Inc.                                           DE
Cendant Car Rental, Inc.                                                DE
Wizard Co. Inc.                                                         DE
PHH Corporation                                                         MD
Cendant Mobility Services Corp.                                         DE
Cendant Mortgage Corporation                                            NJ
PHH Vehicle Management Services Corporation                             MD
RCI General Holdco 1, Inc.                                              DE
RCI General Holdco 2, Inc.                                              DE
Resort Condominiums International, LLC                                  DE
RCI Holdings One, Inc.                                                  DE
TM Acquisition Corp.                                                    DE
Ideon Group, Inc.                                                       DE
FISI*Madison Financial Corporation                                      TN
Benefit Consultants, Inc.                                               DE
Entertainment Publications, Inc.                                        MI
Cendant Membership Services, Inc. (includes Comp-U-Card div.)           DE
Hebdo Mag Inc.                                                        Canada
Cendant Software Corporation                                            DE
Benefit Consultants Membership Inc.                                     DE
Sierra On-Line, Inc.                                                    DE
Davidson & Associates, Inc.                                             CA
Advance Ross Corporation                                                DE
Getko Group, Inc.                                                       NY